UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2025

GOLUB CAPITAL PRIVATE CREDIT FUND
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures.

February 2025 Distributions

As previously disclosed, on February 3, 2025, Golub Capital Private Credit Fund (the “Fund”) declared regular distributions for its Class I common shares of beneficial interest (the “Class I Shares”) and Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

	Regular Distribution(1)	Shareholder Servicing and/or Distribution Fee	Net Distribution
February 2025 Class I Shares Distribution	$0.1875	$0.0000	$0.1875
February 2025 Class S Shares Distribution	$0.1875	$0.0178	$0.1697

(1) Gross amounts of previously declared distributions.

The February regular distributions for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on February 28, 2025 and will be paid on or around March 28, 2025.

These distributions will be paid in cash or reinvested in Class I Shares or Class S Shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of January 31, 2025, the Fund had investments in 278 portfolio companies with total fair value of approximately $4,249 million. As of January 31, 2025, 99% of the Fund’s portfolio investments, based on fair value, were in first lien senior secured loans and 1% were second lien and subordinated debt loans. In addition, the Fund held equity and other securities that combined to represent an amount less than 1% of the Fund’s portfolio investments based on fair value as of January 31, 2025. As of January 31, 2025, 99% of the debt investments in the Fund’s portfolio based on fair value were floating rates and five debt investments representing 1% had a fixed interest rate. As of January 31, 2025, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

Industry	As of January 31, 2025
Software	22%
Insurance	6%
Healthcare Technology	6%
Healthcare Providers & Services	5%
Specialty Retail	5%
Diversified Consumer Services	5%
Healthcare Equipment & Supplies	4%
Automobiles	4%
IT Services	4%
Hotels, Restaurants & Leisure	4%

As of January 31, 2025, the Fund’s estimated net asset value based on the net offering price was approximately $2,148 million, the fair value of its portfolio investments was approximately $4,249 million, and it had approximately $2,077 million of debt outstanding. The Fund’s debt-to-equity leverage ratio as of January 31, 2025 was 0.98x.

Net Offering Price

The offering price per share (exclusive of any upfront placement or other fees) (“net offering price”) of each class of shares of the Fund as of January 31, 2025, as determined in accordance with the Fund’s share pricing policy, is set forth below:

Net Offering Price as of January 31, 2025
Class I Shares	$25.12
Class S Shares	$25.12

As of January 31, 2025, no Class D common shares of beneficial interest of the Fund were outstanding.

Status of Public Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion of common shares of beneficial interest (the “Public Offering”). The following table lists the shares and total consideration for the Public Offering as of the date of this filing (through the February 1, 2025 subscription date). The Fund intends to continue selling shares in the Public Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class S Shares	4,107,958	$103,236,873
Class I Shares	59,238,328	$1,487,194,222

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: February 25, 2025	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer and Treasurer